EXHIBIT 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 13, 1998 on New Century Energies, Inc., Public Service Company of Colorado, and Southwestern Public Service Company all included in the New Century Energies, Inc. Form 10-K for the year ended December 31, 1997, and our report dated February 9, 1998 included in the Southwestern Public Service Company Employee Investment Plan Annual Report on Form 11-K for the year ended August 31, 1997 and to all references to our firm included in this registration statement.


                                                   /s/ Arthur Andersen LLP


Denver, Colorado
June 26, 1998